UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 11, 2007

BUSINESS.VN INCORPORATED Formerly known as WorldTradeshow.com, Inc. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-51126 (Commission File Number)	88-355407 (IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114 San Diego, California 92123 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (858) 292-9637

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 11, 2007, Business.vn Incorporated ("Business.vn" or the "Company") entered into a Consulting Agreement (the "Agreement") with IR.VN, LLC ("Consultant"), for the provision of investor relation services. The Agreement, with a one year term, provides for compensation of $60,000 cash per year plus 250,000 common shares of the Company's stock, and also grants Consultant an option to purchase an additional 200,000 shares of the Company's common stock at a purchase price of $0.50 per share for three years.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.2	Consulting Services Agreement dated September 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS.VN INCORPORATED

Date: September 11, 2007	/s/ Sheldon Silverman Sheldon Silverman Chairman, Chief Executive Officer